Exhibit 5

[TRW Inc. Letterhead]

May 18, 2001

TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

          and

Board of Administration
The TRW Employee Stock Ownership
   and Savings Plan
1900 Richmond Road
Cleveland, Ohio 44124

Re: The TRW Employee Stock Ownership and Savings Plan

Gentlemen:

As General Counsel of TRW Inc. ("TRW"), I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") to effect the registration under the Securities Act of 1933, as amended, of shares of common stock of TRW ("Shares") and related participation interests to be offered under The TRW Employee Stock Ownership and Savings Plan (the "Plan").

I am familiar with the Plan, as amended to date; the TRW Employee Stock Ownership and Savings Plan Trust Agreement between TRW and Putnam Fiduciary Trust Company, as amended to date (the "Trust Agreement"); the proceedings taken by TRW in connection with the adoption of the Plan; the proposed issuance and sale of participation interests in the Plan; and the proposed offering of Shares under the Plan. I am also familiar with TRW's Amended Articles of Incorporation and Regulations, in each case as amended to date, and I have examined, or caused to be examined, such other records, documents and instruments

TRW Inc.
Board of Administration
May 18, 2001

as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

Based on the foregoing, and I am of the opinion that the Shares will, when acquired by the participants pursuant to the terms of the Plan, be validly issued, fully paid and nonassessable. I am further of the opinion that the participation interests in the Plan, created in accordance with the Plan and Trust Agreement, will, when acquired by the participants pursuant to the terms of the Plan, be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement and in the Plan documents prepared pursuant to the requirements of Part I of Form S-8.

Sincerely,

/s/ William B. Lawrence

William B. Lawrence